Exhibit 23.2

Ankura Consulting Group, LLC Consent

Regarding the Registration Statement on Form S-3 for Dow Inc. relating to the Dow Inc. 2019 Stock Incentive Plan (the “Registration Statement”), Ankura Consulting Group, LLC (“Ankura”) hereby consents to the incorporation by reference in the Registration Statement of the use of Ankura’s name and the reference to Ankura’s reports appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2018.

/s/ B. Thomas Florence
B. Thomas Florence Senior Managing Director Ankura Consulting Group, LLC April 1, 2019